Exhibit 3(e)

                                                                  PAGE 1
                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "COMTECH TELECOMMUNICATIONS CORP.", FILED IN THIS OFFICE ON THE FIFTH DAY OF JANUARY, A.D., 1998, AT 9 O'CLOCK A.M.

                                     [SEAL]


                                       /s/ Edward J. Freel
                           [SEAL]      -----------------------------------------
                                       Edward J. Freel, Secretary of State

2113228   8100                           AUTHENTICATION:       8854182

981005583                                          DATE:       01-08-98

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        COMTECH TELECOMMUNICATIONS CORP.

It is hereby certified that:

            1. The name of the corporation is Comtech Telecommunications Corp. (the "Corporation").

            2. The certificate of incorporation of the Corporation is hereby amended by deleting paragraph (a) of Article FOURTH thereof and replacing in lieu and instead thereof a new paragraph (a) of Article FOURTH, to read as follows:

            "FOURTH: (a) the aggregate number of shares which the Corporation shall have authority to issue is Seventeen Million (17,000,000) shares, of which Fifteen Million (15,000,000) shares shall be Common Stock, par value ten cents ($.10) ("Common Stock"), and Two Million (2,000,000) shares shall be Preferred Stock, par value ten cents ($.l0) ("Preferred Stock")."

            3. The Board of Directors of the Corporation unanimously adopted a resolution proposing and declaring the advisability of the foregoing amendment to the certificate of incorporation, and recommended the adoption of such amendment by the stockholders of the Corporation.

            4. The stockholders of the Corporation, at an annual meeting of stockholders held on December 16, 1997, approved the foregoing amendment to the certificate of incorporation of the Corporation.

            5. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of the Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Comtech Telecommunications Corp. has caused this Certificate of Amendment to be executed in its corporate name by its President and attested by its Secretary this 16th day of December, 1997.

                                       COMTECH TELECOMMUNICATIONS CORP.


                                       By: /s/ Fred Kornberg
                                           -------------------------------------
                                           FRED KORNBERG,
                                           Chairman, Chief Executive Officer and
                                           President


Attest:


/s/ J. Preston Windus, Jr.
-------------------------------
J. PRESTON WINDUS, JR.,
Secretary